Exhibit 99.1

MCG Capital Corporation	PRESS RELEASE
1001 19th Street North
10th Floor	Contact: Keith Kennedy
Arlington, VA 22209	(703) 247-7513
(703) 247-7500	KKennedy@MCGCapital.com
(866) 774-4951 (FAX)
www.MCGCapital.com
FOR IMMEDIATE RELEASE

MCG CAPITAL CORPORATION REPORTS SECOND QUARTER 2013 RESULTS
AND DISTRIBUTION OF $0.125 PER SHARE
ARLINGTON, VA—July 30, 2013—MCG Capital Corporation (Nasdaq: MCGC) (“MCG,” "we," "our," "us" or the “Company”) announced today its financial results for the quarter ended June 30, 2013.
HIGHLIGHTS
As outlined in further detail in this earnings release and in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2013, the following highlights occurred during the three months ended June 30, 2013:

•	Net operating income, or NOI, was $7.6 million, or $0.11 per share;

•	Net income was $8.6 million, or $0.12 per share;

•	We funded $70.9 million of advances and originations to new and existing companies, including $68.3 million of senior secured loans to four new portfolio companies and two existing borrowers;

•	We monetized $19.8 million of our debt portfolio; and

•
At June 30, 2013, we had $96.6 million of cash on-hand to make new investments using unrestricted cash and restricted cash from our SBIC. In addition, we had $19.4 million in securitization accounts and other restricted cash accounts.

DISTRIBUTION
On July 26, 2013, the MCG board of directors declared a distribution of $0.125 per share. The distribution is payable as follows:
Record date: August 9, 2013
Payable date: August 30, 2013
If we determined the tax attributes of our 2013 distributions as of June 30, 2013, 74% would be from ordinary income and 26% would be a return of capital.  However, actual determinations of the tax attributes of our distributions, including determinations of return of capital, are made annually as of the end of the fiscal year based upon our taxable income and distributions paid for the full year.  Therefore, a determination as to the tax attributes of the distributions made on a quarterly basis may not be representative of the actual tax attributes for a full year. We intend to update stockholders quarterly with an estimated percentage of our distributions that resulted from taxable ordinary income.  The actual tax characteristics of distributions to stockholders will be reported to stockholders annually on a Form 1099-DIV.

MCG Capital Corporation
July 30, 2013

RECENT DEVELOPMENTS

•
Originations and Advances — We made $70.9 million in originations and advances to new and existing portfolio companies, including $68.3 million of senior secured loans to four new portfolio companies and two existing borrowers.

•
Loan Monetizations — We received $19.8 million in loan payoffs and amortization payments: two borrowers repaid $11.5 million in principal at or above par and we received $8.3 million in loan amortization and paid-in-kind interest, or PIK, payments.

•
Loans on Non-Accrual — Loans on non-accrual, at cost (remained under 4% of the total loan portfolio) and fair value (under 20 basis points of the total loan portfolio) remained stable in the second quarter of 2013.

•
Equity Monetizations and Realizations — Miles Media Group, LLC purchased our warrants representing a 15% interest in the company for $3.0 million, which we financed, and we received $1.0 million in connection with the final disposition of our interest in Jenzabar, Inc. During the second quarter, we received $0.3 million in dividend and other equity payments.

•	Operating Costs — Excluding interest expense, our total operating costs were 0.5% of $580 million in total assets (equal to an annualized rate of approximately 2% of total assets).

•
Reduced Leverage — From March 31, 2013 to June 30, 2013, we reduced our outstanding borrowings under our MCG Commercial Loan Trust, or 2006-1 Trust, by $28.1 million, reducing our borrowings under our 2006-1 Trust from $83.0 million to $54.9 million as of June 30, 2013. In July 2013, we further reduced our borrowings under our 2006-1 Trust by $25.8 million from $54.9 million to $29.1 million.

OUTLOOK
Throughout the remainder of 2013, we anticipate that we will monetize approximately $30 million to $50 million of investments. In addition, we expect to use part of the proceeds from these monetizations to reduce the borrowings in our 2006-1 Trust to approximately $20 million to $25 million.  We expect to originate new loans and equity co-investments sufficient to end the year with total investments of $500 million to $530 million (calculated at fair value).
At June 30, 2013, including unrestricted cash and restricted cash from our small business investment company, or SBIC, we had $96.6 million of cash on-hand to make new investments. Assuming continued stability in the market, actionable opportunities that meet our underwriting standards, portfolio granularity requirements and no material repayments beyond maturities that we are aware of as of June 30, 2013, we anticipate that we will substantially deploy our cash on-hand in 2013.
ACCESS TO CAPITAL AND LIQUIDITY
At June 30, 2013, we had $91.3 million of cash and cash equivalents available for general corporate purposes, as well as $5.3 million of cash in restricted accounts related to our SBIC that we may use to fund new investments in the SBIC and $2.7 million of restricted cash held in escrow. In addition, we had $16.7 million of cash in securitization accounts, that may only be used to make interest and principal payments on our securitized borrowings or distributions to MCG in accordance with the indenture agreement of the 2006-1 Trust.
At June 30, 2013, cash in securitization accounts included $14.4 million in the principal collections account of our 2006-1 Trust. In July 2013, we used $36.2 million of securitized cash, including $21.8 million collected in July 2013, to repay borrowings of our 2006-1 Trust, a pro rata portion of which we received for the principal we own. The reinvestment period for this facility ended on July 20, 2011 and all subsequent principal collections received have been, and will be, used to repay the securitized debt. At June 30, 2013, the net outstanding borrowings under the 2006-1 Trust were $54.9 million, which was reduced to $29.1 million in July 2013.
At June 30, 2013, $150.0 million of United States Small Business Administration, or SBA, borrowings were outstanding, the maximum available under our current SBIC license.
At June 30, 2013, we had full access to our $20.0 million unsecured revolving credit facility with Bank of America, N.A.

MCG Capital Corporation
July 30, 2013

Conference Call (Live Call)	Date and time	Tuesday, July 30, 2013 at 10:00 a.m. Eastern Time
	Dial-in Number (No Conference ID required)	(877) 312-8798 domestic (253) 237-1193 international
	Webcast	http://investor.mcgcapital.com
Replay (Available through August 13, 2013)	Call Replay (Conference ID for replay is #23474696)	(855) 859-2056 domestic (404) 537-3406 international
	Web Replay	http://investor.mcgcapital.com

MCG Capital Corporation
July 30, 2013

RESULTS OF OPERATIONS
The following section compares our results of operations for the three months ended June 30, 2013 to the three months ended June 30, 2012.
COMPARISON OF THE THREE MONTHS ENDED June 30, 2013 AND 2012
The following table summarizes the components of our net income for the three months ended June 30, 2013 and 2012:

	Three months ended June 30,		Variance
(dollars in thousands)	2013	2012	$	Percentage
Revenue
Interest and dividend income
Interest income	$11,222	$13,826	$(2,604)	(18.8)%
Dividend income	917	896	21	2.3
Loan fees	435	1,100	(665)	(60.5)
Total interest and dividend income	12,574	15,822	(3,248)	(20.5)
Advisory fees and other income	316	2,122	(1,806)	(85.1)
Total revenue	12,890	17,944	(5,054)	(28.2)
Operating expenses
Interest expense	2,305	4,552	(2,247)	(49.4)
Employee compensation
Salaries and benefits	1,559	2,791	(1,232)	(44.1)
Amortization of employee restricted stock	379	711	(332)	(46.7)
Total employee compensation	1,938	3,502	(1,564)	(44.7)
General and administrative expense	1,086	4,274	(3,188)	(74.6)
Restructuring expense	5	21	(16)	(76.2)
Total operating expense	5,334	12,349	(7,015)	(56.8)
Net operating income before net investment gain (loss) and income tax (benefit) provision	7,556	5,595	1,961	35.0
Net investment gain (loss) before income tax (benefit) provision	1,012	(12,339)	13,351	NM
Income tax (benefit) provision	(6)	293	(299)	NM
Net income (loss)	$8,574	$(7,037)	$15,611	NM
NM=Not Meaningful

TOTAL REVENUE
Total revenue includes interest and dividend income, loan fees, advisory fees and other income. The following sections describe the reasons for the variances in each major component of our revenue during the three months ended June 30, 2013 from the three months ended June 30, 2012.
INTEREST INCOME
The level of interest income that we earn depends upon the level of interest-bearing investments outstanding during the period, as well as the weighted-average yield on these investments. During the three months ended June 30, 2013, the total yield on our average debt portfolio at fair value was 12.5% compared to 11.5% during the three months ended June 30, 2012. The weighted-average yield varies each period because of changes in the composition of our portfolio of debt investments, changes in stated interest rates, fee accelerations of unearned fees on paid-off/restructured loans and the balance of loans on non-accrual status for which we are not accruing interest.

MCG Capital Corporation
July 30, 2013

The following table shows the various components of the total yield on our average debt portfolio at fair value for the three months ended June 30, 2013 and 2012:

	Three months ended June 30,
	2013	2012
Average 90-day LIBOR	0.3%	0.5%
Spread to average LIBOR on average loan portfolio	12.1	10.7
Impact of fee accelerations of unearned fees on paid/restructured loans	0.1	0.6
Impact of non-accrual loans	—	(0.3)
Total yield on average loan portfolio	12.5%	11.5%
During the three months ended June 30, 2013, interest income was $11.2 million, compared to $13.8 million during the three months ended June 30, 2012, which represented a $2.6 million, or 18.8%, decrease. This decrease reflected a $4.3 million decrease in interest income resulting from a 27.6% decrease in our average loan balance. The decrease in interest income also reflected a decrease of $0.2 million due to interest rate floors, a $0.2 million decrease related to the decrease in LIBOR and a $0.2 million decrease resulting from the net impact of loans that had been on non-accrual status during the three months ended June 30, 2013 that were accruing interest during the three months ended June 30, 2012. These decreases were partially offset by a $2.3 million increase in interest income attributable to a 1.6% increase in our net spread to LIBOR.
PIK Income
Interest income includes certain amounts that we have not received in cash, such as PIK interest. PIK interest represents contractually deferred interest that is added to the principal balance of the loan and compounded if not paid on a current basis. Borrowers may, in some instances, be required to prepay PIK because of certain contractual provisions or they may choose to prepay; however, more typically, PIK is paid at the end of the loan term. The following table shows the PIK-related activity for the three months ended June 30, 2013 and 2012, at cost:

	Three months ended June 30,
(in thousands)	2013	2012
Beginning PIK loan balance	$7,973	$16,656
PIK interest earned during the period	1,430	1,535
Payments received from PIK loans	(67)	(7,554)
Realized loss	—	(5,012)
Ending PIK loan balance	$9,336	$5,625
As of June 30, 2013, all of our PIK loans were accruing interest and, as of June 30, 2012, we were not accruing interest on $1.0 million of the PIK loans, at cost, shown in the preceding table. During the three months ended June 30, 2012, we received payments on PIK loans from eight investments, including $2.9 million from Jet Plastica Investors, LLC, $1.8 million from GSDM Holdings Corp. and $1.3 million from Coastal Sunbelt Holding, Inc.
DIVIDEND INCOME
We accrete dividends on equity investments with stated dividend rates as they are earned, to the extent that we believe the dividends will be paid ultimately and the associated portfolio company has sufficient value to support the accretion. We recognize dividends on our other equity investments when we receive the dividend payment. Our dividend income varies from period to period because of changes in the size and composition of our equity investments, the yield from the investments in our equity portfolio and the ability of the portfolio companies to declare and pay dividends. During each of the three months ended June 30, 2013 and 2012, we recognized dividend income of $0.9 million. In addition, during the three months ended June 30, 2013 and 2012, we received payments on accrued dividends of $0.2 million and $4.4 million, respectively. As of June 30, 2013, the balance of accrued dividends was $10.7 million.
ADVISORY FEES AND OTHER INCOME
Advisory fees and other income primarily include fees related to prepayment, advisory and management services, equity structuring, syndication, bank interest and other income. Generally, advisory fees and other income relate to specific transactions or services and, therefore, may vary from period to period depending on the level and types of services provided. During the three months ended June 30, 2013, we earned $0.3 million of advisory fees and other income, which represented a $1.8 million, or 85.1%, decrease from the three months ended June 30, 2012. This decrease resulted from a decrease in prepayment fees related to loan prepayments in the second quarter of 2012.

MCG Capital Corporation
July 30, 2013

TOTAL OPERATING EXPENSES
Total operating expenses include interest, employee compensation and general and administrative expenses. The reasons for these variances are discussed in more detail below.
INTEREST EXPENSE
During the three months ended June 30, 2013, we incurred $2.3 million of interest expense, which represented a $2.2 million, or 49.4%, decrease from the same period in 2012. During these respective periods, our average cost to borrow decreased to 4.4% from 5.0%, principally due to a decrease in the amortization of deferred financing costs (to $0.3 million from $2.0 million) offset by the repayment of securitized debt of our 2006-1 Trust (which carries interest rates ranging from L+0.33% to L+2.25%) and additional borrowings under the SBIC debenture program (which carry a weighted average fixed rate of 4.33%).
During the three months ended June 30, 2013, our averaging borrowings declined to approximately $209.6 million from an average of approximately $362.4 million for the same period in 2012, which accounted for a $1.5 million reduction in our interest expense. In addition, interest expense decreased by $1.7 million related to decreased amortization of debt issuance costs and $0.2 million due to a decrease in the average LIBOR rate from 0.47% to 0.28%. These decreases were offset by $1.1 million attributable to the spread to LIBOR increasing from approximately 2.33% to 3.55%.
We recognized $0.3 million in deferred financing costs during the three months ended June 30, 2013, down $1.7 million from the same period in 2012. The decrease is primarily attributable to $0.8 million in accelerated deferred financing fees related to repayment in full of our SunTrust Warehouse financing facility in the second quarter of 2012.
EMPLOYEE COMPENSATION
Employee compensation expense includes base salaries and benefits, variable annual incentive compensation and amortization of employee stock awards. During the three months ended June 30, 2013, our employee compensation expense was $1.9 million, which represented a $1.6 million, or 44.7%, decrease from the same period in June 30, 2012. Our salaries and benefits decreased by $1.2 million, or 44.1%, due to a $0.6 million decrease in incentive compensation and a $0.7 million decrease in salaries and benefits primarily resulting from our operational realignment. As of June 30, 2013, we had 21 employees compared to 27 employees as of June 30, 2012.
GENERAL AND ADMINISTRATIVE
During the three months ended June 30, 2013, general and administrative expense was $1.1 million, which represented a $3.2 million, or 74.6%, decrease compared to the same period in 2012. In the second quarter of 2012, general and administrative expense included $1.8 million in severance costs. In addition, general and administrative expense decreased $0.5 million due to reduced occupancy and other costs for our new corporate office space.
NET INVESTMENT GAIN BEFORE INCOME TAX PROVISION
During the three months ended June 30, 2013, we recorded $1.0 million of net investment gains before income tax provision, compared to $12.3 million of net investment losses during the same period in 2012. These amounts represent the total of net realized gains and losses, net unrealized appreciation (depreciation), and reversals of unrealized (appreciation) depreciation. We reverse unrealized (appreciation) depreciation at the time that we realize the gain or loss. The following table summarizes our realized and unrealized gain and (loss) on investments and changes in our unrealized appreciation and depreciation on investments for the three months ended June 30, 2013:

		Three months ended June 30, 2013
(in thousands)	Industry	Type	Realized Gain/(Loss)	Unrealized (Depreciation)/ Appreciation	Reversal of Unrealized Depreciation/ (Appreciation)	Net (Loss)/ Gain
Portfolio Company
Miles Media Group, LLC	Business Services	Affiliate	$2,877	$—	$(1,170)	$1,707
Other (< $1.0 million net gain (loss))			(109)	(671)	85	(695)
Total			$2,768	$(671)	$(1,085)	$1,012

MCG Capital Corporation
July 30, 2013

•
We received $3.0 million for the sale of our equity investment in Miles Media Group, LLC, which resulted in a $2.9 million realized gain and a reversal of previously unrealized appreciation of $1.2 million.

The remaining unrealized depreciation and appreciation shown in the above table resulted predominantly from the change in the performance of certain of our portfolio companies and the multiples used to value certain of our investments.
The following table summarizes our realized and unrealized (loss) and gain on investments and changes in our unrealized appreciation and depreciation on investments for the three months ended June 30, 2012:

		Three months ended June 30, 2012
(in thousands)	Industry	Type	Realized Gain/(Loss)	Unrealized (Depreciation)/ Appreciation	Reversal of Unrealized Depreciation/ (Appreciation)	Net (Loss)/ Gain
Portfolio Company
Broadview Networks Holdings, Inc.	Communications	Control	$—	$(8,917)	$—	$(8,917)
Cruz Bay Publishing, Inc.	Publishing	Non-Affiliate	—	(3,355)	—	(3,355)
Miles Media Group, LLC	Business Services	Non-Affiliate	—	(1,602)	—	(1,602)
Jet Plastica Investors, LLC	Plastic Products	Control	(90,802)	(1,786)	91,288	(1,300)
Orbitel Holdings, LLC	Cable	Control	(2,066)	—	805	(1,261)
GSDM Holdings, LLC	Healthcare	Non-Affiliate	1,576	—	(1,976)	(400)
Intran Media, LLC	Other Media	Control	(4,250)	—	4,250	—
Stratford School Holdings, Inc.	Education	Affiliate	16,370	—	(13,056)	3,314
NPS Holding Group, LLC	Business Services	Control	—	1,330	—	1,330
NDSSI Holdings, LLC	Electronics	Non-Affiliate	—	1,002	—	1,002
Philadelphia Media Network, Inc.	Newspaper	Non-Affiliate	(5,027)	—	5,064	37
Other (< $1 million net gain (loss))			(153)	(651)	(383)	(1,187)
Total			$(84,352)	$(13,979)	$85,992	$(12,339)

•
In July 2012, Broadview Networks Holdings, Inc. agreed with certain of its noteholders and equityholders to solicit consents to file a pre-packaged chapter 11 plan of reorganization. As of June 30, 2012, our fair value estimate of our investment in Broadview reflected this restructuring if consummated on the then contemplated terms.

•
In April 2012, Jet Plastica Investors, LLC liquidated substantially all of its assets.  Including the proceeds from the liquidation, we received $11.0 million in payments on our senior debt and anticipate receiving additional payments on our senior debt upon future collection of certain accounts receivable, resulting in a $90.8 million realized loss and a $91.3 million reversal of unrealized depreciation in the second quarter of 2012.

•
In the second quarter of 2012, we received $34.0 million for the repayment of our debt and the sale of our equity investment in Stratford School Holdings, Inc., which resulted in a $16.4 million realized gain and a reversal of previously unrealized appreciation of $13.1 million.

•
We received $35.3 million for the repayment of our debt and the sale of our equity investment in Orbitel Holdings, LLC, which resulted in a $2.1 million realized loss and a reversal of previously unrealized depreciation of $0.8 million.

•
We received $34.7 million for the repayment of our debt and the sale of our equity investment in GSDM Holdings, LLC, which resulted in a $1.6 million realized gain and a reversal of previously unrealized appreciation of $2.0 million.

•
We also received $44,000 for our equity investment in Philadelphia Media Network, Inc. and wrote off part of our equity investment in Intran Media, LLC which resulted in realized losses and reversals of previously unrealized depreciation on those investments.

INCOME TAX (BENEFIT) PROVISION
During the three months ended June 30, 2013, we incurred a $6,000 income tax benefit compared to a $0.3 million income tax provision during the three months ended June 30, 2012. The income tax provision for both periods was primarily attributable to flow-through taxable income on certain investments held by our subsidiaries.

MCG Capital Corporation
July 30, 2013

MCG Capital Corporation
Consolidated Balance Sheets

(in thousands, except per share amounts)	June 30, 2013	December 31, 2012
	(unaudited)
Assets
Cash and cash equivalents	$91,259	$73,588
Cash, securitization accounts	16,748	16,980
Cash, restricted	8,064	54,838
Investments at fair value
Non-affiliate investments (cost of $537,092 and $534,389, respectively)	362,973	365,639
Affiliate investments (cost of $45,953 and $69,500, respectively)	46,967	62,079
Control investments (cost of $62,003 and $64,898, respectively)	46,087	50,006
Total investments (cost of $645,048 and $668,787, respectively)	456,027	477,724
Interest receivable	3,966	2,700
Other assets	4,247	4,946
Total assets	$580,311	$630,776
Liabilities
Borrowings (maturing within one year of $25,754 and $15,038, respectively)	$204,927	$248,053
Interest payable	2,428	2,496
Other liabilities	4,247	8,499
Total liabilities	211,602	259,048
Stockholders’ equity
Preferred stock, par value $0.01, authorized 1 share, none issued and outstanding	—	—
Common stock, par value $0.01, authorized 200,000 shares on June 30, 2013 and December 31, 2012, 71,222 issued and outstanding on June 30, 2013 and 71,721 issued and outstanding on December 31, 2012	712	717
Paid-in capital	982,932	984,468
Distributions in excess of earnings	(425,915)	(422,395)
Net unrealized depreciation on investments	(189,020)	(191,062)
Total stockholders’ equity	368,709	371,728
Total liabilities and stockholders’ equity	$580,311	$630,776
Net asset value per common share at end of period	$5.18	$5.18

MCG Capital Corporation
July 30, 2013

MCG Capital Corporation
Consolidated Statements of Operations
(unaudited)

	Three months ended		Six months ended
(in thousands, except per share amounts)	June 30		June 30
	2013	2012	2013	2012
Revenue
Interest and dividend income
Non-affiliate investments (less than 5% owned)	$9,008	$12,446	$18,856	$26,227
Affiliate investments (5% to 25% owned)	1,694	1,678	3,321	3,438
Control investments (more than 25% owned)	1,872	1,698	3,173	3,453
Total interest and dividend income	12,574	15,822	25,350	33,118
Advisory fees and other income
Non-affiliate investments (less than 5% owned)	316	910	774	1,146
Control investments (more than 25% owned)	—	1,212	12	1,239
Total advisory fees and other income	316	2,122	786	2,385
Total revenue	12,890	17,944	26,136	35,503
Operating expense
Interest expense	2,305	4,552	4,687	9,754
Employee compensation
Salaries and benefits	1,559	2,791	2,966	6,666
Amortization of employee restricted stock awards	379	711	754	1,189
Total employee compensation	1,938	3,502	3,720	7,855
General and administrative expense	1,086	4,274	2,118	8,210
Restructuring expense	5	21	12	47
Total operating expense	5,334	12,349	10,537	25,866
Net operating income before net investment gain (loss), loss on extinguishment of debt and income tax (benefit) provision	7,556	5,595	15,599	9,637
Net realized gain (loss) on investments
Non-affiliate investments (less than 5% owned)	(109)	(3,820)	(4,191)	12,550
Affiliate investments (5% to 25% owned)	2,877	16,370	2,877	16,370
Control investments (more than 25% owned)	—	(96,902)	51	(96,894)
Total net realized gain (loss) on investments	2,768	(84,352)	(1,263)	(67,974)
Net unrealized (depreciation) appreciation on investments
Non-affiliate investments (less than 5% owned)	(274)	239	(5,369)	(16,355)
Affiliate investments (5% to 25% owned)	(672)	(14,319)	8,435	(15,745)
Control investments (more than 25% owned)	(810)	86,117	(1,024)	85,271
Derivative and other fair value adjustments	—	(24)	—	(29)
Total net unrealized (depreciation) appreciation on investments	(1,756)	72,013	2,042	53,142
Net investment gain (loss) before income tax (benefit) provision	1,012	(12,339)	779	(14,832)
Loss on extinguishment of debt before income tax (benefit) provision	—	—	—	(174)
Income tax (benefit) provision	(6)	293	52	311
Net income (loss)	$8,574	$(7,037)	$16,326	$(5,680)
Income per basic and diluted common share	$0.12	$(0.09)	$0.23	$(0.07)
Cash distributions declared per common share	$0.125	$0.14	$0.25	$0.31
Weighted-average common shares outstanding—basic and diluted	71,217	75,142	71,361	75,793

MCG Capital Corporation
July 30, 2013

MCG Capital Corporation
Consolidated Statements of Changes in Net Assets
(unaudited)

	Six months ended
	June 30
(in thousands, except per share amounts)	2013	2012
Increase in net assets from operations
Net operating income before net investment loss, loss on extinguishment of debt and income tax provision	$15,599	$9,637
Net realized loss on investments	(1,263)	(67,974)
Net unrealized appreciation on investments	2,042	53,142
Loss on extinguishment of debt before income tax provision	—	(174)
Income tax provision	(52)	(311)
Net income (loss)	16,326	(5,680)
Distributions to stockholders
Distributions declared	(17,804)	(23,519)
Net decrease in net assets resulting from stockholder distributions	(17,804)	(23,519)
Capital share transactions
Repurchase of common stock	(2,272)	(16,797)
Amortization of restricted stock awards
Employee awards accounted for as employee compensation	754	1,189
Non-employee director awards accounted for as general and administrative expense	26	32
Common stock withheld to pay taxes applicable to the vesting of restricted stock	(49)	(251)
Net decrease in net assets resulting from capital share transactions	(1,541)	(15,827)
Total decrease in net assets	(3,019)	(45,026)
Net assets
Beginning of period	371,728	434,952
End of period	$368,709	$389,926
Net asset value per common share at end of period	$5.18	$5.26
Common shares outstanding at end of period	71,222	74,062

MCG Capital Corporation
July 30, 2013

MCG Capital Corporation
Consolidated Statements of Cash Flows
(unaudited)

	Six months ended
	June 30
(in thousands)	2013	2012
Cash flows from operating activities
Net income (loss)	$16,326	$(5,680)
Adjustments to reconcile net income to net cash provided by operating activities
Investments in portfolio companies	(82,160)	(14,312)
Principal collections related to investment repayments or sales	106,841	276,314
Decrease (increase) in interest receivable, accrued payment-in-kind interest and dividends	(3,421)	11,690
Amortization of restricted stock awards
Employee	754	1,189
Non-employee director	26	32
Decrease in cash—securitization accounts from interest collections	1,592	1,643
Decrease (increase) in restricted cash—escrow accounts	4,912	(274)
Depreciation and amortization	660	5,023
Decrease in other assets	155	718
Decrease in other liabilities	(4,371)	(186)
Realized loss on investments	1,263	67,974
Net unrealized appreciation on investments	(2,042)	(53,142)
Loss on extinguishment of debt	—	174
Net cash provided by operating activities	40,535	291,163
Cash flows from financing activities
Repurchase of common stock	(2,272)	(16,797)
Payments on borrowings	(43,126)	(112,015)
Proceeds from borrowings	—	21,400
Decrease (increase) in cash in restricted and securitization accounts
Securitization accounts for repayment of principal on debt	(1,360)	(39,332)
Restricted cash	41,863	(95,708)
Payment of financing costs	(116)	(1,031)
Distributions paid	(17,804)	(26,142)
Common stock withheld to pay taxes applicable to the vesting of restricted stock	(49)	(251)
Net cash used in financing activities	(22,864)	(269,876)
Net increase in cash and cash equivalents	17,671	21,287
Cash and cash equivalents
Beginning balance	73,588	58,563
Ending balance	$91,259	$79,850
Supplemental disclosure of cash flow information
Interest paid	$4,127	$5,400
Income taxes paid	46	38
Paid-in-kind interest collected	2,026	7,887
Dividend income collected	459	7,845

MCG Capital Corporation
July 30, 2013

SELECTED FINANCIAL DATA
QUARTERLY OPERATING INFORMATION

	2013	2013	2012	2012	2012
(in thousands, except per share amounts)	Q2	Q1	Q4	Q3	Q2
Revenue
Interest and dividend income
Interest income	$11,222	$11,085	$11,028	$10,326	$13,826
Dividend income	916	898	848	867	896
Loan fee income	435	793	870	642	1,100
Total interest and dividend income	12,573	12,776	12,746	11,835	15,822
Advisory fees and other income	317	470	675	234	2,122
Total revenue	12,890	13,246	13,421	12,069	17,944
Operating expense
Interest expense	2,305	2,382	2,375	2,974	4,552
Salaries and benefits	1,559	1,407	2,272	2,018	2,791
Amortization of employee restricted stock awards	379	375	382	505	711
General and administrative	1,086	1,032	3,269	2,504	4,274
Restructuring expense	5	7	10	12	21
Total operating expense	5,334	5,203	8,308	8,013	12,349
Net operating income before net investment income (loss) and income tax provision	7,556	8,043	5,113	4,056	5,595
Net investment gain (loss) before income tax provision	1,012	(233)	1,305	228	(12,339)
Income tax provision	(6)	58	6	18	293
Net income (loss)	$8,574	$7,752	$6,412	$4,266	$(7,037)
Per common share statistics
Weighted-average common shares outstanding—basic and diluted	71,217	71,507	72,594	73,431	75,142
Net operating income before net investment income (loss) and income tax provision per common share—basic and diluted	$0.11	$0.11	$0.07	$0.06	$0.07
Income (loss) per common share—basic and diluted	$0.12	$0.11	$0.09	$0.06	$(0.09)
Net asset value per common share—period end	$5.18	$5.18	$5.18	$5.20	$5.26
Distributions declared per common share(a)	$0.125	$0.125	$0.125	$0.14	$0.14
_____________
(a) The following table summarizes the distributions that were declared during the past five quarters:

Date Declared	Record Date	Payable Date	Dividends per Share
April 26, 2013	May 10, 2013	May 31, 2013	$0.125
March 1, 2013	March 15, 2013	March 29, 2013	$0.125
October 26, 2012	November 16, 2012	November 30, 2012	$0.125
July 27, 2012	August 17, 2012	August 31, 2012	$0.14
April 27, 2012	June 13, 2012	July 13, 2012	$0.14

MCG Capital Corporation
July 30, 2013

ABOUT MCG CAPITAL CORPORATION
We are a solutions-focused commercial finance company providing capital and advisory services to middle-market companies throughout the United States. Our investment objective is to achieve attractive returns by generating current income and capital gains on our investments. Our capital is generally used by our portfolio companies to finance acquisitions, recapitalizations, buyouts, organic growth, working capital and other general corporate purposes.

Forward-looking Statements:
Statements in this press release regarding management's future expectations, beliefs, intentions, goals, strategies, plans or prospects, including statements relating to: MCG's results of operations, including revenues, net operating income, net investment gains and losses and general and administrative expenses and the factors that may affect such results; estimated tax attributes for 2013 stockholder distributions; anticipated investment monetization levels during 2013 and the expected use of the proceeds of such monetizations; expectations with regard to 2013 origination pacing and anticipated aggregate investment levels by year-end; MCG's expectation that it will substantially deploy cash on-hand in 2013; MCG's activities with respect to its stock repurchase program during the second half of 2013; the performance of current or former MCG portfolio companies; the cause of net investment losses; general market conditions; the state of the economy and other factors may constitute forward-looking statements for purposes of the safe harbor protection under applicable securities laws. Forward-looking statements can be identified by terminology such as “anticipate,” “believe,” “could,” “could increase the likelihood,” “estimate,” “expect,” “intend,” “is planned,” “may,” “should,” “will,” “will enable,” “would be expected,” “look forward,” “may provide,” “would” or similar terms, variations of such terms or the negative of those terms. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors referred to in MCG's Annual Report on Form 10-K for the year ended December 31, 2012 filed with the Securities and Exchange Commission under the section “Risk Factors,” as well as other documents that may be filed by MCG from time to time with the Securities and Exchange Commission. As a result of such risks, uncertainties and factors, actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. MCG is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.